Exhibit 99.1

CONTACT:	Edward Heffernan
Chief Financial Officer
Alliance Data
Tel: 972-348-5191

Julie Prozeller
Financial Dynamics
Tel: 212-850-5608

Media: Shelley Whiddon
Tel: 972-348-4310
ALLIANCE DATA ANNOUNCES RECORD
FIRST-QUARTER RESULTS
* Strongest quarter in company history
*Company raises guidance for 2006
Dallas, TX, April 19, 2006 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced record results for its first quarter ended March 31, 2006.
Total first-quarter revenue increased 27 percent to $477.2 million compared to $375.9 million for the first quarter of 2005. Net income increased 52 percent to $56.4 million for the first quarter of 2006 compared to $37.2 million for the first quarter of 2005. Net income per diluted share increased 60 percent, or 73 percent on a pro forma basis, to $0.69 per diluted share for the first quarter of 2006 compared to $0.43 per diluted share, or $0.40 on a pro forma basis, for the first quarter of 2005. Pro forma basis represents the amount of stock compensation expense in the first quarter of 2005 that would have been recorded under SFAS No. 123.
Adjusted EBITDA for the first quarter of 2006 increased 51 percent to $134.2 million compared to $88.9 million for the first quarter of 2005. Cash Earnings increased 55 percent to $69.2 million compared to $44.5 million for the first quarter of 2005. Cash Earnings per diluted share increased 63 percent to $0.85 per diluted share compared to $0.52 for the first quarter of 2005. (See “Financial Measures” below for a discussion of Adjusted EBITDA, Cash Earnings and Cash Earnings per diluted share.)
“We are pleased with our outstanding first-quarter results and our strong start to 2006,” commented Mike Parks, chairman, president and chief executive officer. “The quarter’s record performance was driven by double-digit growth balanced across all three of our business segments. The quarter’s results were driven by the continued overperformance of our Marketing Services segment, led by organic growth at over 20 percent in our Canadian loyalty business, which operates the AIR MILES® Reward Program. During the quarter our AIR MILES business renewed its relationship with Canada Safeway, a top-10 Alliance Data client. In addition, we acquired ICOM, a leading supplier of targeted communications, consumer response lists and custom data, further strengthening our competitive advantage in

Alliance Data Systems Corp.	Page 2
April 19, 2006
the North American marketing space. Our U.S. loyalty platform, Epsilon, also delivered excellent results and initiated a new relationship with Citibank to manage and expand its comprehensive customer loyalty program across its product lines. In April, Epsilon finalized its acquisition of DoubleClick E-mail Solutions, one of the largest permission-based email marketing service providers in the industry. The combined Epsilon Interactive business will generate over 20 billion permission-based e-mail marketing messages annually.
“In our private label business, over performance this quarter was attributable to the significant ramp-up of new client signings in 2005. During the quarter we continued to build momentum from the signing of expanded contract renewals with Goody’s and New York & Company, adding integrated co-brand credit card programs to their existing private label programs. We also renewed our relationship with United Retail Group’s AVENUE stores during the quarter. Finally, our utility services business continued its strong run from the end of 2005 with the recent signing of multi-year agreements with both WPS Resources and Green Mountain Energy. Combined, these relationships will result in approximately 460,000 new accounts for which we will provide transaction services.”
Segment Review
Transaction Services revenue increased 14 percent in the first quarter to $191.7 million compared to the prior year. Adjusted EBITDA increased 42 percent in the first quarter to $28.6 million, driving Adjusted EBITDA margins up approximately 300 basis points. The vast majority of this segment consists of Alliance Data’s private label and utility services businesses, two of the Company’s growth engines. Utility services continued to demonstrate positive momentum, posting top-line growth of more than 20 percent and improved year-over-year Adjusted EBITDA margins during the first quarter. The private label business benefited from the ramp-up of new clients which drove its key metric, statements generated, back to double-digit growth versus virtually no growth last year. The outlook for the remainder of 2006 remains positive as the combination of recent utility services wins (First Choice Power, Green Mountain Energy and WPS Resources) along with private label’s new wins and ramp-ups from 2005 will continue to drive strong results.
Credit Services revenue increased 32 percent in the first quarter to $199.1 million compared to the prior year. Adjusted EBITDA increased 66 percent to $78.7 million in the first quarter compared to the prior year. Results were driven by its key growth metrics, private label credit sales and portfolio growth. Specifically, both drivers increased at a double-digit pace versus low to mid single-digit growth last year. Additionally, the segment benefited from lower funding costs and abnormally low credit losses. Regarding credit losses, the recently enacted bankruptcy reform legislation caused a spike in losses in the fourth quarter of 2005 and an offsetting benefit in the first quarter of this year. This added approximately $0.10 per share to the quarter’s results. The outlook for 2006 remains quite favorable with expectations of continued solid growth in private label credit sales and the portfolio. Additionally, funding costs look favorable and credit losses will return to a more normalized level, but are expected to remain at or better than last year’s rate.

Alliance Data Systems Corp.	Page 3
April 19, 2006
Marketing Services revenue increased 29 percent in the first quarter to $176.5 million compared to the prior year. Adjusted EBITDA increased 26 percent in the first quarter to $26.9 million compared to the prior year. Results were driven by the overperformance in the AIR MILES Reward Program’s revenue and Adjusted EBITDA due to the continued strong rollout of major national programs combined with overall firm pricing. In the first quarter, AIR MILES reward miles issued and AIR MILES reward miles redeemed both increased 21 percent. Additionally, Epsilon and Epsilon Interactive (formerly known as Bigfoot Interactive) continued its strong growth, which is expected to accelerate with the recent DoubleClick Email Solutions acquisition. Overall segment margin remained relatively flat as it absorbed approximately $2.0 million in additional marketing expense versus prior year. The outlook for the segment remains extremely positive and the overall annual Adjusted EBITDA margin is expected to improve 100 basis points versus prior year.
Outlook
Based on strong business trends and the addition of the ICOM and DoubleClick Email Solutions acquisitions, which continues our strategy of expanding the Marketing Services segment, the Company is raising full-year guidance as follows:
•	Revenue – up at least to $1.78 billion, up $100.0 million from the previous guidance of $1.68 billion.

•	Adjusted EBITDA of approximately $440.0 million versus previous guidance of $400.0 million.

•	Cash Earnings per share of at least $2.60 versus previous guidance of $2.36 per share.
The Company believes this new guidance is a solid base level and will afford the Company the flexibility to undertake additional projects and make decisions geared toward enhancing future performance. Second quarter Cash Earnings per share is expected to be at least $0.62, representing a 25 percent plus growth rate versus prior year.
Financial Measures
In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Adjusted EBITDA, operating EBITDA, Cash Earnings and Cash Earnings per diluted share. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

Alliance Data Systems Corp.	Page 4
April 19, 2006
Conference Call
Alliance Data will host a conference call on April 19, 2006 at 5 p.m. (Eastern) to discuss the Company’s first-quarter results. The conference call will be available via the Internet at www.AllianceDataSystems.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.
About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, http://www.AllianceDataSystems.com.
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year.

Alliance Data Systems Corp.	Page 5
April 19, 2006
ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005	Change
Revenue	$477.2	$375.9	27%

Net income	$56.4	$37.2	52%

Net income per share — diluted	$0.69	$0.43	60%

Pro Forma Net income per share — diluted	$0.69	$0.40	73%

Adjusted EBITDA	$134.2	$88.9	51%

Operating EBITDA	$139.0	$93.0	50%

Cash Earnings	$69.2	$44.5	55%

Cash Earnings per share — diluted	$0.85	$0.52	63%

	As of	As of
	March 31,	December 31,
	2006	2005
Cash and cash equivalents	$256.8	$143.2
Seller’s interest and credit card receivables	429.0	479.1
Redemption settlement assets	266.4	261.0
Intangible assets, net	252.2	265.0
Goodwill	866.9	858.5
Total assets	2,907.9	2,926.1

Deferred revenue	618.8	610.5
Certificates of deposit	278.2	379.1
Core debt	563.0	457.8
Total liabilities	1,936.5	2,005.0
Stockholders’ equity	971.4	921.1

Alliance Data Systems Corp.	Page 6
April 19, 2006
ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions)

	Three Months Ended
	March 31,
	2006	2005	Change
Segment Revenue:
Transaction Services	$191.7	$167.7	14%
Credit Services	199.1	151.4	32%
Marketing Services	176.5	137.4	29%
Intersegment	(90.1)	(80.6)	12%

	$477.2	$375.9	27%

Segment Adjusted EBITDA:
Transaction Services	$28.6	$20.1	42%
Credit Services	78.7	47.5	66%
Marketing Services	26.9	21.3	26%

	$134.2	$88.9	51%

Key Performance Indicators:
Statements generated	51.9	47.1	10%
Managed Receivables	$3,581.9	$3,137.4	14%
Private label credit sales	$1,494.1	$1,339.2	12%
AIR MILES Reward Miles issued	856.4	710.8	21%
AIR MILES Reward Miles redeemed	554.3	459.6	21%

Alliance Data Systems Corp.	Page 7
April 19, 2006
ALLIANCE DATA SYSTEMS CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005
Total revenue	$477.2	$375.9

Total operating expenses	377.8	313.6

Operating income	99.4	62.3

Financing costs	8.5	2.8

Income before income taxes	90.9	59.5
Income tax expense	34.5	22.3

Net income	$56.4	$37.2

Net income per share — basic	$0.70	$0.45

Net income per share — diluted	$0.69	$0.43

Weighted average shares outstanding — basic	80.1	82.3

Weighted average shares outstanding — diluted(1)	81.7	85.7

(1)	During 2005, the Company announced a stock repurchase program to acquire up to $300 million of its outstanding common stock and has purchased $178.4 million as of March 31, 2006 at an average price of $38.69.

Alliance Data Systems Corp.	Page 8
April 19, 2006
ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP INFORMATION
(Unaudited) (In millions, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005
Adjusted EBITDA and Operating EBITDA:
Net income (GAAP measure)	$56.4	$37.2
Income tax expense	34.5	22.3
Financing costs	8.5	2.8
Stock compensation expense	7.3	1.4
Depreciation and other amortization	15.2	15.4
Amortization of purchased intangibles	12.3	9.8

Adjusted EBITDA	134.2	88.9
Plus change in deferred revenue	8.3	2.7
Less change in redemption settlement assets	(5.4)	(0.3)
Foreign currency impact	1.9	1.7

Operating EBITDA	$139.0	$93.0

Cash Earnings:
Net income (GAAP measure)	$56.4	$37.2
Add back non-cash non-operating items:
Amortization of purchased intangibles	12.3	9.8
Stock compensation expense	7.3	1.4
Income tax effect (2)	(6.8)	(3.9)

Cash Earnings	$69.2	$44.5

Weighted average shares outstanding — diluted (1)	81.7	85.7
Cash Earnings per share — diluted	$0.85	$0.52

Pro Forma:
Net Income per share — diluted	$0.69	$0.43
Stock compensation expense (3)	—	(0.03)

Pro Forma Net income per share — diluted	$0.69	$0.40

(1)	During 2005, the Company announced a stock repurchase program to acquire up to $300 million of its outstanding common stock and has purchased $178.4 million as of March 31, 2006 at an average price of $38.69.

(2)	Represents GAAP income taxes adjusted for the related tax benefit or expense for the non-GAAP measure adjustments.

(3)	During the first quarter of 2005, the company would have recorded an incremental $3.0 million, net of tax, of stock compensation expense under SFAS No. 123.

Alliance Data Systems Corp.	Page 9
April 19, 2006
ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF SEGMENT ADJUSTED EBITDA
(Unaudited) (In millions)

	Three months ended March 31, 2006
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense	EBITDA(4)
Transaction Services	$12.0	$13.5	$3.1	$28.6
Credit Services	75.1	2.5	1.1	78.7
Marketing Services	12.3	11.5	3.1	26.9

	$99.4	$27.5	$7.3	$134.2

	Three months ended March 31, 2005
			Stock
	Operating	Depreciation &	compensation	Adjusted
	Income	amortization	expense	EBITDA(4)
Transaction Services	$4.9	$14.7	$0.5	$20.1
Credit Services	45.0	2.0	0.5	47.5
Marketing Services	12.4	8.5	0.4	21.3

	$62.3	$25.2	$1.4	$88.9

(4)	Represents segment Adjusted EBITDA and is equal to operating income plus depreciation and amortization and stock compensation expense.
###